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                                                                   EXHIBIT 10.44


                                 FIRST AMENDMENT

FIRST AMENDMENT dated as of December 17, 1998 (this ("Amendment"), to the Revolving Credit Agreement, dated as of October 19, 1998 (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement"), among CINEMASTAR LUXURY THEATERS, INC., a California corporation (the "Borrower"), the several banks and other financial institutions or entities from time to time parties thereto (the "Lenders"), and UNION BANK OF CALIFORNIA, N.A., as administrative agent (in such capacity, the "Administrative Agent").

WHEREAS, the parties hereto wish to amend certain provisions of the Credit Agreement on the terms set forth herein:

NOW, THEREFORE, in consideration of the premises and of the mutual agreements herein contained, the parties hereto agree as follows:

1. Amendment to the Credit Agreement

A. Amendment to Defined Terms under Section 1.1

In the definition of "L/C Commitment" in Section 1.1 of the Credit Agreement, "L/C Commitment" is hereby amended by deleting "$2,000,000" therein and substituting in lieu thereof "$2,750,000".

IN WITNESS HEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

CinemaStar Luxury Theaters, Inc.
By: /s/ Norman Dowling
Title: VP/CFO

Union Bank of California, N.A., as Agent and as a Lender
By: /s/ Jenny Dongo
Title: Assistant Vice President